PILGRIM SECURITIES, INC.                        RETURN TO:
                                                40 N. CENTRAL AVE., SUITE 1200
                                                PHOENIX, AZ  85004-4424
                                                (602) 417-8100 OR (800) 334-3444

SELECTED DEALER AGREEMENT
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Broker/Dealer

We are the Distributor for shares of Pilgrim Prime Rate Trust (the "Trust") that may be issued through broker-dealers that have entered into selected dealer agreements with us. Subject to your acceptance of the terms of this Agreement, we hereby appoint you as a non-exclusive distributor for the sale of the shares in the jurisdictions in which you are registered as a broker/dealer.
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1.   ORDERS:

(a) Sales of shares may be made only at their applicable offering price determined in accordance with the Trust's then current Prospectus relating to the offering of shares through selected dealers (the "Prospectus").

(b) The procedure relating to orders and the handling and settlement thereof will be subject to the provisions of the Trust's then current Prospectus and such further instructions released by us from time to time. Orders should be transmitted to our office or other offices authorized by us. You are responsible for the accuracy, timeliness and completeness of purchase orders that you transmit to us.

(c) All orders are subject to acceptance by us and by the Trust. We will not accept from you any conditional orders for shares.

(d) You shall be responsible for reporting all transactions through the Automated Confirmation Transaction Service or through any other means required or permitted by the Rules of the National Association of Securities Dealers, Inc. ("NASD"), and for delivering confirmations relating to such transactions.

(e) You shall distribute the Trust's Prospectus and Statement of Additional Information and shareholder reports to your customers in compliance with applicable regulatory requirements.

(f) You shall provide written confirmation to us following the close of business on any day in which shares are sold under this Agreement setting forth, for each sale during that day, the number of shares sold, the time of the sale, the executed sales price at which such shares were sold, and the gross proceeds from such sale.
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2.   CONCESSIONS: On each order accepted by us for shares of the Trust, you will be entitled to receive a dealers' concession as set forth in the Trust's then current Prospectus.

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3.   SALES ACTIVITIES:

(a) You shall make no purchases except for the purpose of covering orders received by you, or for your own bona fide investment. You agree that you shall not withhold placing orders so as to profit from such withholding. You also agree that it is your responsibility to determine the suitability of the Trust's shares as investments for your customers.

(b) You agree that neither you nor any of your associated persons, as defined in Section 3(18) of the Securities Exchange Act of 1934, is authorized to make any representation relating to the shares of the Trust, except those contained in the Trust's then current Prospectus and Statement of
     Additional Information, which you agree to deliver to investors in accordance with applicable regulations, and in supplemental information that we or the Trust may issue, which is limited to sales literature provided or approved by us, filings made with the SEC, and press releases. We shall provide you with copies of the Prospectus, Statement of Additional Information, reports to shareholders and available printed information in reasonable quantities upon request.

(c) You shall not use any advertisement or sales literature with respect to the Trust without first having obtained our approval.

(d) In no transaction shall you have any authority whatever to act as agent for the Trust, or for us, or for any other distributor, except as provided in this Agreement, and nothing in this Agreement shall constitute either of us the agent of the other, or shall constitute you or the Trust the agent of the other.
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4.   REMITTANCE:  Remittance by dealers should be made by check or wire, payable to the Trust (not to us) and sent to the Trust's servicing agent identified on Schedule A. Stock certificates, where specifically requested, will be delivered only after checks have cleared. Payments must be received promptly, otherwise the right is reserved, without notice, to cancel the sale, in which event you will be held responsible for any loss to the Trust, or to us, including loss of profit resulting from your failure to make payment.
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5.   NASD AND  OTHER  REGULATION:  You and we agree to abide by all of the rules and regulations of the NASD, including its Conduct Rules, as well as all state or federal laws, rules or regulations that are now or may hereafter become applicable to the transactions hereunder. You represent and warrant that you are a member of the NASD. You also agree to that you will not engage in any activity in respect of shares of the Trust in violation of the Securities Exchange Act of 1934, as amended, including Regulation M thereunder.
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6.   INDEMNIFICATION:

(a) You agree to be liable for, to hold us, the Trust and our and the Trust's officers, directors, trustees and employees harmless from, and to indemnify each of them from any liabilities and costs, including but not limited to reasonable attorneys' fees, arising from (i) your breach of your representations or agreements made herein, (ii) any statements or representations (other than statements or representations contained in the Trust's current Prospectus and Statement of Additional Information or any

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
     other written material we have provided to you relating to the Trust) that you or your employees make concerning the Trust; or (iii) your wrongful conduct or alleged wrongful conduct with respect to the sale or distribution of the Trust's shares.

(b) We agree to be liable for, to hold you, your officers, directors, and employees harmless from and to indemnify each of them from any liabilities and costs, including but not limited to reasonable attorneys' fees, arising from (i) our breach of our representations or agreements made herein, or
     (ii) any untrue statement of a material fact or alleged untrue statement of a material fact contained in the Trust's Prospectus or Statement of Additional Information or any amendment or supplement thereto, or arising out of or based on the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. No indemnity herein shall apply in respect of any Prospectus or Statement of Additional Information delivered at a time other than as required under the 1933 Act or the regulations adopted thereunder.

(c) The provisions of this Section 6 shall survive the termination of this agreement.
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7.   MODIFICATION AND  TERMINATION:  We reserve the right, in our discretion and without notice to you or to any distributor, to suspend sales, to withdraw any offering, to change the offering price or to cancel this Agreement, which shall be construed in accordance with the laws of the State of Arizona. This agreement may be canceled at any time by you upon thirty (30) days' written notice.
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8.   ACCEPTANCE OF TERMS: If the foregoing completely expresses the terms of the
     Agreement between us, please so signify by executing, in the space provided, the annexed duplicate of this Agreement and return it to us, retaining the original copy for your own files. This Agreement shall become effective upon the earlier of our receipt of a signed copy hereof or the first order placed by you for any of the Trust's shares, which order shall constitute acceptance of this Agreement. All amendments to this Agreement shall take effect as of the date of the first order placed by you for the Trust's shares after the date set forth in the notice of amendment sent to you by the undersigned.
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DEALER'S ACCEPTANCE

-----------------------------                    PILGRIM SECURITIES, INC.
Firm Name

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Address

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Phone Number                                     By
                                                   -----------------------------


By
  ---------------------------
  Authorized Officer Signature

By
  ---------------------------
Authorized Officer Name - Please Print


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Date

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                                   SCHEDULE A

The Trust's servicing agent is:

[to be provided]


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